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                                                                  EXHIBIT 10.74a

             MONRO SERVICE CORPORATION/HONEYWELL FRICTION MATERIAL
                          AGREEMENT EXTENSION AMENDMENT
                                 OCTOBER 4, 2001



         This is an Amendment ("Amendment") to the MINIMUM PURCHASE AND PREFERRED SUPPLY AGREEMENT ("Agreement"), dated January 13, 2000, between Honeywell International Inc., on behalf of its Friction Materials business ("HFM"), AND Monro Service Corporation ("Monro"). Capitalized terms used in this Amendment will have the same meaning given those terms in the Agreement.


1. All provisions of the Agreement remain in full force and effect; provided that the term of the Agreement set forth in section 2 of the Agreement is extended until January 31, 2005. Monro and HFM agree that HFM may audit Monro's brake product purchases to monitor its compliance with the requirement to purchase 90% of its Products from HFM during the term of the Agreement and this Amendment.


2. Monro will be eligible, effective July 1, 2001, for additional and incremental promotional discounts as follows:

                  - 1.5% Line Incentive discount on Bendix Premium brand only. This incentive is an `off invoice' discount.
                  - Group Volume rebate paid quarterly on Bendix Premium brand net shipments and Bendix Global drum and rotor brand net promotional shipments that matches the percent earned by the Group Monro is affiliated with at the end of each quarter. HFM will take the dollars earned and provide Monro with a modified calculation that will allow Monro to spread the rebate across all three Product lines. (Bendix Premium, Bendix Global and StopRite). Actual dollars earned is still based solely on Bendix Premium and Bendix Global volume. The dollars and percentages will change quarterly and HFM will notify Monro within 45 days of the change from quarter to quarter.
                  - The Group Volume rebate will be paid within 45 days of the end of the quarter in the form of a credit memo direct to Monro.

3. All other discounts and promotional funding specifically enumerated in the Agreement remain in place.

                  - Such discounts will continue to be taken as negotiated in the Agreement.


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         MONRO SERVICE CORPORATION/HONEYWELL FRICTION MATERIAL
         AGREEMENT EXTENSION AMENDMENT
         October 4, 2001


4.       *

         Any eligible price increase will be accepted by Monro provided the order fill ratio on the associated product line has been maintained at or above 91% for the 90 days prior to the effective date of the price increase. Monro must provide HFM with a current 12 month rolling forecast to ensure HFM can maintain at or above 91% order fill. Monro's actual volume cannot vary from the forecast by plus or minus 10% in order for the above 91% order fill requirement to be enforced.

         If HFM did not maintain 91% order fill and Monro's forecast was within 10% of actual volume, Monro will accept the price action as soon as HFM provides 91% order fill for 90 days. If at anytime during that period Monro's forecast varies by 10% or more, the price action will immediately be accepted.

5. HFM will establish a cooperative advertising allowance for each Bendix Global drum and rotor equal to the difference between Monro's 7/1/01 quoted invoice price and the applicable 7/1/01 Bendix Global Tan sheet price. Within 45 days after the end of each quarter, HFM shall issue Monro a cooperative advertising credit equal to the net quantity purchased for each Bendix Global drum and rotor multiplied by the applicable cooperative advertising allowance.

         The initial credit will be for the 5/1/01 through 9/30/01 time period.

         Monro's initial quoted invoice price for each drum and rotor added after 7/1/01 will be the initial Bendix Global Tan sheet price increased by a percentage equal to the difference between Monro's weighted average 7/1/01 quoted invoice price and the weighted average 7/1/01 Bendix Global Tan sheet price.

         The cooperative advertising allowance for all drums and rotors added after 7/1/01 will be the difference between their initial Bendix Global Tan sheet price and Monro's initial quoted invoice price.

         Once established, the cooperative advertising allowance for any drum or rotor will not be decreased.



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         Page 3 of 4
         MONRO SERVICE CORPORATION/HONEYWELL FRICTION MATERIAL
         AGREEMENT EXTENSION AMENDMENT
         October 4, 2001

         Should HFM decrease the Bendix Global Tan sheet price of any drum or rotor, the applicable cooperative advertising allowance or allowances shall be increased by a like amount and Monro's quoted invoice pricing will remain unchanged.

6. HFM and Monro will institute a `production' ordering process to begin no later than December 1, 2001, whereby:

                  - Monro will place a `production' order for A-type friction on a mutually agreed to schedule, for delivery receipt six
                      (6) weeks from order date.


7. Shipments will be loaded to ensure safe and secure transport, and will be accompanied with bills of lading and packing slips that correctly correspond to the shipment.

8. In the event that Monro is acquired, either directly or indirectly, through the sale of assets, merger, or otherwise, Monro, or its successor(s) may terminate this Agreement upon 60 days written notice. If such change of Monro ownership occurs on or before January 31, 2003; Monro will make payment to HFM at the end of the 60 day written notice in an amount as follows: If change occurs prior to 2/1/02 payment in the amount of $333,333.00 U.S.; if change occurs between 2/1/02 and 1/31/03 payment in the amount of $166,667.00 U.S. If such change of control should occur on, or after February 1, 2003, Monro will be assessed no penalty for termination of this Agreement or applicable addendum.

9. In the event of change of control of HFM, Monro has the right to look for a new supplier after six months if the successor fails to maintain all terms of the Agreement dated 1/13/2000 and this Amendment -- including line fill and quality.

      9.a. In the event that a change of control of Honeywell Friction Materials shall result in a party, person or corporate entity controlling a majority share of HFM and such party, person or corporate entity shall be a citizen of, or based in, a country which is, or becomes, listed on the United States of America's Department of State's Office of Defense Trade Control's Embargo Reference Chart, Monro shall have the immediate right to terminate this agreement without any prior notification. If such termination occurs prior to January 31, 2002, Monro shall pay a penalty of $333,333.00. If termination occurs between February 1, 2002 and January 31, 2003, Monro shall pay a penalty of $166,667.00. Such penalty payment(s) shall be remitted to HFM within 60 days of termination of this Agreement.


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         MONRO SERVICE CORPORATION/HONEYWELL FRICTION MATERIAL
         AGREEMENT EXTENSION AMENDMENT
         October 4, 2001

10. In the event that HFM, in its discretion, substantially alters a product's manufacturing process, or purchases from a third party a product which is substantially different in terms of lesser quality (based upon independent testing), or decides to cancel production or sale of StopRite, RoadTuff or Bendix Global brand product, Monro shall have the right to seek alternate sourcing opportunities which may result in a reduction of annual purchases of HFM product. Nothing in this section would negate section 5 of the original agreement dated January 13, 2000.

11. HFM shall continue purchasing privileges of mid-grade friction material to Monro's designated primary `loaded caliper' vendor, at similarly competitive pricing, for the extended period of this Agreement. If Monro changes `loaded caliper' vendors from Autoline, HFM reserves the right to determine if the proposed new vendor meets HFMs customer requirements.


Monro Service Corporation                      Honeywell International Inc., on
                                               behalf of its Friction Materials
                                               business


/s/ Robert W. August                        /s/ Tony Stone
------------------------------------        -----------------------------------
Signed                                        Signed


Robert W. August                            Tony Stone
------------------------------------        -----------------------------------
Name                                          Name


Senior Vice President - Finance             Vice President/General Manager
------------------------------------        -----------------------------------
Title                                         Title


------------------------------------        -----------------------------------
Date                                          Date


* This information has been left out for confidentiality reasons.